News Release
EXHIBIT 99.1

SM ENERGY REPORTS FIRST QUARTER 2021 RESULTS

DENVER, CO April 29, 2021 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the first quarter 2021 and provided certain second quarter 2021 guidance.
During the first quarter of 2021:
•Cash flows included net cash provided by operating activities of $105.6 million before net change in working capital of ($51.4) million totaling $157.1 million. Adjusted EBITDAX, (a non-GAAP measure reconciled below) was $215.0 million.
•Production was 10.05 MMBoe or 111.6 MBoe/d and was 54% oil. Production volumes were affected by the severe winter storm in Texas during February 2021, which resulted in 14 days of reduced production and delayed completions of new wells.
•Capital expenditures reflected continued capital efficiencies with costs maintained at approximately $520 per lateral foot. Capital expenditures of $147.6 million adjusted for increased capital accruals of $37.4 million totaled $185.0 million.
Chief Executive Officer Herb Vogel comments: “While unprecedented first quarter weather presented exceptional challenges, the SM Energy team prioritized safety, collaborated with suppliers and we are back on track toward achieving our long-term objectives. We remain focused on key priorities of generating free cash flow, reducing absolute debt and demonstrating top tier ESG stewardship, and we maintain our full-year guidance for production, capital expenditures and generating free cash flow.”
FIRST QUARTER OF 2021

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	5,088 / 56.5	341 / 3.8	5,428 / 60.3
Natural Gas (MMcf / MMcf/d)	10,560 / 117.3	10,981 / 122.0	21,542 / 239.4
NGLs (MBbl / MBbl/d)	4 / -	1,026 / 11.4	1,030 / 11.4
Total (MBoe / MBoe/d)	6,852 / 76.1	3,197 / 35.5	10,048 / 111.6
Note: Totals may not calculate due to rounding.
•Total production volumes of 10.05 MMBoe or 111.6 MBoe/d were down 19% compared with the prior year period and down 11% sequentially. Production was 54% oil. Lower production volumes resulted from:
◦The impacts of severe winter weather in Texas during February 2021 that led to interruptions in third-party power supply and third-party gas gathering, causing production shut-ins. The Company experienced 14 days of reduced production.

◦Storm related delays in the timing of planned well completions as well as continued delays (into March) in the supply chain for sand and technical services that pushed certain planned flowing completions into April. No new wells were brought on production in January or February.
◦A planned decline in South Texas due to the completion of only two new wells in the second half of 2020.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$56.24	$57.71	$56.33 / $45.95
Natural Gas ($/Mcf)	$5.47	$2.90	$4.16 / $2.28
NGLs ($/Bbl)	nm	$26.94	$26.93 / $16.14
Per Boe	$50.21	$24.76	$42.11 / $31.37
Note: Totals may not sum due to rounding
•The average realized price before the effect of hedges was $42.11 per Boe and the average realized price after the effect of hedges was $31.37 per Boe.
◦Benchmark pricing for the quarter included NYMEX WTI at $57.84/Bbl, NYMEX Henry Hub natural gas at $2.69/MMBtu and Hart Composite NGLs at $30.47/Bbl.
◦The average realized price per Boe of $42.11 before the effect of hedges was up 47% compared with the prior year period and up 48% sequentially.
◦The effect of realized hedges was a loss of $10.74 per Boe, or $107.9 million. Natural gas hedge losses were magnified during the Texas weather event as shut-in supplies across the state caused multiple days of extreme spot price spikes, up to more than $300 per MMBtu. The Company’s natural gas hedge volumes exceeded production volumes (due to shut-ins) for the month of February, resulting in increased hedge losses.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying 1Q21 slide deck.
NET LOSS, LOSS PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
First quarter 2021 net loss was $251.3 million, or $2.19 per diluted common share, which compared with a net loss of $411.9 million, or $3.64 per diluted common share, in the same period in 2020. The current period included a $344.7 million net derivative loss, while the prior year period included a $989.8 million impairment, partially offset by a $545.3 million net derivative gain.
First quarter 2021 net cash provided by operating activities of $105.6 million before net change in working capital of ($51.4) million totaled $157.1 million, which was down 34% from $236.6 million in the comparable prior year period. While the first quarter 2021 operating margin (before the effects of hedge settlements) was up 77% compared with the prior year period, the decline in cash flow before net change in working capital was primarily due to an 18% decline in daily production volumes and $107.9 million realized hedge loss.

ADJUSTED EBITDAX, ADJUSTED NET LOSS AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net loss, adjusted net loss per diluted share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
First quarter 2021 Adjusted EBITDAX was $215.0 million, down 25% from the same period in 2020. The decrease in Adjusted EBITDAX was predominantly due to lower production volumes and the realized hedge loss.
First quarter 2021 adjusted net loss was $5.7 million, or $0.05 per diluted common share, which compares with adjusted net loss of $5.6 million, or $0.05 per diluted common share, for the same period in 2020.
At March 31, 2021, net debt-to-Adjusted EBITDAX was 2.6 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On March 31, 2021, the outstanding principal amount of the Company’s long-term debt was $2.32 billion. Long-term debt was comprised of $1.67 billion in unsecured senior notes, $446.7 million in secured senior notes, $65.5 million in secured senior convertible notes, plus $135.0 million drawn on the Company’s senior secured revolving credit facility.
In March 2021, the Company’s borrowing base and commitments under its senior secured revolving credit facility were reaffirmed by its lenders at $1.1 billion. At March 31, 2021, the Company’s available liquidity was $965.0 million. The cash balance was approximately zero. During the Spring 2021 redetermination process, the Company did not request an extension of second lien capacity.
First quarter 2021 capital expenditures of $147.6 million, adjusted for increased capital accruals of $37.4 million, totaled $185.0 million. During the quarter, the Company drilled 13 net wells and completed 14 net wells in the Midland Basin and drilled 5 net wells and completed 3 net wells in South Texas. The Company fracture stimulated two more wells than planned during March, and those wells are expected to come on production mid-year.
COMMODITY DERIVATIVES
Commodity hedge positions as of April 29, 2021:
•OIL: Approximately 75-80% of expected 2Q-4Q oil production is hedged to WTI at an average price of $40.66/Bbl.
•OIL, Midland Basin differential: Approximately 60-65% of expected 2Q-4Q Midland Basin oil production is hedged to the local price point at a positive $0.76/Bbl basis.
•NATURAL GAS: Approximately 85% of expected 2Q-4Q natural gas production is hedged. 38,659 BBtu is hedged to HSC at an average price of $2.42/MMBtu, and 22,943 BBtu is hedged to WAHA at an average price of $1.82/MMBtu.
•NGL hedges are by individual product and include propane and normal butane swaps for the remainder of 2021.

A detailed schedule of these and other hedge positions are provided in the 1Q21 accompanying slide deck.
GUIDANCE
•Full year 2021 guidance is unchanged.
•Second quarter 2021 guidance includes:
•Production 11.8-12.2 MMBoe or 130-134 MBoe/d. The second quarter production range reflects timing of new wells being turned-in-line.
•Capital expenditures of $230-240 million. Capital expenditures are weighted to the first half of 2021, taking advantage of lower contracted costs. Second quarter capital anticipates approximately 20 net wells drilled and 50 net flowing completions, which includes wells that were fracture stimulated in the first quarter and will turn-in-line in the second quarter.
SCHEDULE FOR FIRST QUARTER REPORTING
April 29, 2021 - In conjunction with this release, the Company posts to its website a pre-recorded webcast discussion, a written transcript of the webcast, and an associated IR presentation. Please visit ir.sm-energy.com.
April 30, 2021 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the first quarter 2021 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at www.ir.sm-energy.com or by telephone. In order to join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: http://www.directeventreg.com/registration/event/2889264
•Replay (conference ID 2889264) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until May 7, 2021.
UPCOMING CONFERENCE PARTICIPATION
•June 9, 2021 – Stifel 2021 Virtual Cross Sector Insight Conference. President and Chief Executive Officer Herb Vogel will be present at 3:20 p.m. Eastern time. This event will be webcast, accessible from the Company's website, and available for replay for a limited period. An investor presentation for this event will be posted to the Company's website.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "assumes," "anticipate," "estimate," "expect," "forecast," "generate," "guidance," "implied," "maintain," "plan," "project," "objectives," "outlook," "sustainable," "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, certain guidance for the full year and second quarter 2021, including second quarter capital expenditures and production, and the timing of bringing newly fracture stimulated wells on production. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the 2020 Form 10-K. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACTS
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507
Jeremy Kline, jkline@sm-energy.com, 303-863-4313

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Production Data
	For the Three Months Ended March 31,
	2021	2020	Percent Change
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$56.33	$45.96	23%
Gas (per Mcf)	$4.16	$1.54	170%
NGLs (per Bbl)	$26.93	$13.62	98%
Equivalent (per Boe)	$42.11	$28.64	47%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$45.95	$54.40	(16)%
Gas (per Mcf)	$2.28	$2.09	9%
NGLs (per Bbl)	$16.14	$16.89	(4)%
Equivalent (per Boe)	$31.37	$34.58	(9)%
Net production volumes: (1)
Oil (MMBbl)	5.4	6.3	(14)%
Gas (Bcf)	21.5	26.5	(19)%
NGLs (MMBbl)	1.0	1.6	(36)%
MMBoe	10.0	12.4	(19)%
Average net daily production: (1)
Oil (MBbls/d)	60.3	69.8	(14)%
Gas (MMcf/d)	239.4	291.2	(18)%
NGLs (MBbls/d)	11.4	17.6	(35)%
MBoe/d	111.6	135.9	(18)%
Per Boe data:
Realized price (before the effects of derivative settlements)	$42.11	$28.64	47%
Lease operating expense	4.64	4.75	(2)%
Transportation costs	2.94	3.11	(5)%
Production taxes	1.94	1.20	62%
Ad valorem tax expense	0.52	0.60	(13)%
General and administrative (2)	2.46	2.22	11%
Operating margin (before the effects of derivative settlements)	29.61	16.76	77%
Derivative settlement gain (loss)	(10.74)	5.94	(281)%
Operating margin (including the effects of derivative settlements)	$18.87	$22.70	(17)%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.62	$18.88	(12)%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.44 and $0.37 for the three months ended March 31, 2021, and 2020, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Condensed Consolidated Balance Sheets
(in thousands, except share data)	March 31,	December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$—	$10
Accounts receivable	199,631	162,455
Derivative assets	20,859	31,203
Prepaid expenses and other	9,792	10,001
Total current assets	230,282	203,669
Property and equipment (successful efforts method):
Proved oil and gas properties	8,735,538	8,608,522
Accumulated depletion, depreciation, and amortization	(5,051,876)	(4,886,973)
Unproved oil and gas properties	705,822	714,602
Wells in progress	291,146	233,498
Other property and equipment, net of accumulated depreciation of $64,242 and $63,662, respectively	31,986	32,217
Total property and equipment, net	4,712,616	4,701,866
Noncurrent assets:
Derivative assets	13,567	23,150
Other noncurrent assets	59,180	47,746
Total noncurrent assets	72,747	70,896
Total assets	$5,015,645	$4,976,431
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$394,226	$371,670
Derivative liabilities	371,802	200,189
Other current liabilities	10,591	11,880
Total current liabilities	776,619	583,739
Noncurrent liabilities:
Revolving credit facility	135,000	93,000
Senior Notes, net	2,125,651	2,121,319
Asset retirement obligations	84,206	83,325
Derivative liabilities	67,595	22,331
Other noncurrent liabilities	56,902	56,557
Total noncurrent liabilities	2,469,354	2,376,532
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 114,742,304 shares as of March 31, 2021, and December 31, 2020	1,147	1,147
Additional paid-in capital	1,833,651	1,827,914
Retained earnings (deficit)	(51,719)	200,697
Accumulated other comprehensive loss	(13,407)	(13,598)
Total stockholders’ equity	1,769,672	2,016,160
Total liabilities and stockholders’ equity	$5,015,645	$4,976,431

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended March 31,
	2021	2020
Operating revenues and other income:
Oil, gas, and NGL production revenue	$423,165	$354,233
Other operating income	20,681	1,501
Total operating revenues and other income	443,846	355,734
Operating expenses:
Oil, gas, and NGL production expense	100,930	119,552
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,960	233,489
Exploration (1)	9,323	11,349
Impairment	8,750	989,763
General and administrative (1)	24,714	27,447
Net derivative (gain) loss (2)	344,689	(545,340)
Other operating expense, net	(599)	566
Total operating expenses	654,767	836,826
Loss from operations	(210,921)	(481,092)
Interest expense	(39,871)	(41,512)
Gain on extinguishment of debt	—	12,195
Other non-operating expense, net	(371)	(494)
Loss before income taxes	(251,163)	(510,903)
Income tax (expense) benefit	(106)	99,008
Net loss	$(251,269)	$(411,895)

Basic weighted-average common shares outstanding	114,759	113,009
Diluted weighted-average common shares outstanding	114,759	113,009
Basic net loss per common share	$(2.19)	$(3.64)
Diluted net loss per common share	$(2.19)	$(3.64)
Dividends per common share	$0.01	$0.01

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,284	$957
General and administrative expense	4,453	4,604
Total non-cash stock-based compensation	$5,737	$5,561

(2) The net derivative (gain) loss line item consists of the following:
Derivative settlement (gain) loss	$107,885	$(73,437)
(Gain) loss on fair value changes	236,804	(471,903)
Total net derivative (gain) loss	$344,689	$(545,340)

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)

			Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Balances, December 31, 2020	114,742,304	$1,147	$1,827,914	$200,697	$(13,598)	$2,016,160
Net loss	—	—	—	(251,269)	—	(251,269)
Other comprehensive income	—	—	—	—	191	191
Cash dividends declared, $0.01 per share	—	—	—	(1,147)	—	(1,147)
Stock-based compensation expense	—	—	5,737	—	—	5,737
Balances, March 31, 2021	114,742,304	$1,147	$1,833,651	$(51,719)	$(13,407)	$1,769,672

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(251,269)	$(411,895)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,960	233,489
Impairment	8,750	989,763
Stock-based compensation expense	5,737	5,561
Net derivative (gain) loss	344,689	(545,340)
Derivative settlement gain (loss)	(107,885)	73,437
Amortization of debt discount and deferred financing costs	4,723	3,992
Gain on extinguishment of debt	—	(12,195)
Deferred income taxes	(52)	(99,347)
Other, net	(14,592)	(816)
Net change in working capital	(51,437)	(18,517)
Net cash provided by operating activities	105,624	218,132

Cash flows from investing activities:
Capital expenditures	(147,563)	(139,306)
Other	(71)	—
Net cash used in investing activities	(147,634)	(139,306)

Cash flows from financing activities:
Proceeds from revolving credit facility	440,000	425,500
Repayment of revolving credit facility	(398,000)	(476,000)
Cash paid to repurchase Senior Notes	—	(28,318)
Other	—	(3)
Net cash provided by (used in) financing activities	42,000	(78,821)

Net change in cash, cash equivalents, and restricted cash	(10)	5
Cash, cash equivalents, and restricted cash at beginning of period	10	10
Cash, cash equivalents, and restricted cash at end of period	$—	$15

Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(53,449)	$(47,469)

Investing activities:
Increase in capital expenditure accruals and other	$37,409	$16,802

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s 2020 Form 10-K and first quarter 2021 Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net income (loss): Adjusted net income (loss) excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Net Debt: The total principal amount of outstanding senior secured notes and senior unsecured notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before increase (decrease) in capital expenditure accruals and other.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above). A variation of this calculation is a financial covenant under the Company’s Credit Agreement for its revolving credit facility beginning in the fourth quarter of 2018.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net loss (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(251,269)	$(411,895)
Interest expense	39,871	41,512
Income tax expense (benefit)	106	(99,008)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	166,960	233,489
Exploration (2)	8,039	10,392
Impairment	8,750	989,763
Stock-based compensation expense	5,737	5,561
Net derivative (gain) loss	344,689	(545,340)
Derivative settlement gain (loss)	(107,885)	73,437
Gain on extinguishment of debt	—	(12,195)
Other, net	(10)	333
Adjusted EBITDAX (non-GAAP)	$214,988	$286,049
Interest expense	(39,871)	(41,512)
Income tax (expense) benefit	(106)	99,008
Exploration (2)	(8,039)	(10,392)
Amortization of debt discount and deferred financing costs	4,723	3,992
Deferred income taxes	(52)	(99,347)
Other, net	(14,582)	(1,149)
Net change in working capital	(51,437)	(18,517)
Net cash provided by operating activities (GAAP)	$105,624	$218,132

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying unaudited condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying unaudited condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Adjusted Net Loss Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net loss (GAAP) to adjusted net loss (non-GAAP):	For the Three Months Ended March 31,
	2021	2020
Net loss (GAAP)	$(251,269)	$(411,895)
Net derivative (gain) loss	344,689	(545,340)
Derivative settlement gain (loss)	(107,885)	73,437
Impairment	8,750	989,763
Gain on extinguishment of debt	—	(12,195)
Other, net (2)	17	386
Tax effect of adjustments (3)	(53,289)	(109,813)
Valuation allowance on deferred tax assets	53,289	10,017
Adjusted net loss (non-GAAP)	$(5,698)	$(5,640)

Diluted net loss per common share (GAAP)	$(2.19)	$(3.64)
Net derivative (gain) loss	3.00	(4.83)
Derivative settlement gain (loss)	(0.94)	0.65
Impairment	0.08	8.76
Gain on extinguishment of debt	—	(0.11)
Other, net (2)	—	—
Tax effect of adjustments (3)	(0.46)	(0.97)
Valuation allowance on deferred tax assets	0.46	0.09
Adjusted net loss per diluted common share (non-GAAP)	$(0.05)	$(0.05)

Basic weighted-average common shares outstanding	114,759	113,009
Diluted weighted-average common shares outstanding	114,759	113,009

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For each of the three months ended March 31, 2021, and 2020, other adjustments related to bad debt expense and impairments of other property. Other adjustments for the three months ended March 31, 2020, also includes impairment of materials inventory.

(3) The tax effect of adjustments for each of the three months ended March 31, 2021, and 2020, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
March 31, 2021

Reconciliation of Total Long-Term Debt to Net Debt (1)
(in thousands)
As of March 31, 2021
Senior Secured Notes (2)	$512,160
Senior Unsecured Notes (2)	1,674,581
Revolving credit facility (2)	135,000
Total funded debt	2,321,741
Less: Cash and cash equivalents	—
Net Debt	$2,321,741

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Amounts are from Note 5 - Long-term Debt in Part I, Item I of the Company's Form 10-Q for the three months ended March 31, 2021.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities (GAAP)	$105,624	$218,132
Net change in working capital	51,437	18,517
Cash flow from operations before net change in working capital	$157,061	$236,649

Capital expenditures (GAAP)	$147,563	$139,306
Increase in capital expenditure accruals and other	37,409	16,802
Capital expenditures before accruals and other	$184,972	$156,108

Free cash flow	$(27,911)	$80,541

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.